EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      Among


                     FAIR, ISAAC AND COMPANY, INCORPORATED,

                          FIC ACQUISITION CORPORATION,

                          RISK MANAGEMENT TECHNOLOGIES,

                         AND CERTAIN SECURITYHOLDERS OF
                          RISK MANAGEMENT TECHNOLOGIES





                                  June 12, 1997

                                TABLE OF CONTENTS
                                                                                           Page
                                                                                           ----

ARTICLE 1      DEFINITIONS...................................................................1
        1.1    Certain Definitions...........................................................2
        1.2    Other Definitions.............................................................5

ARTICLE 2      THE MERGER AND RELATED TRANSACTIONS...........................................5
        2.1    Effective Time of the Merger..................................................5
        2.2    Effects of the Merger.........................................................5
        2.3    Effect of Merger on Capital Stock and Options.................................6
               (a)      Capital Stock of Acquisition Corporation.............................6
               (b)      Cancellation of RMT-Owned and FIC-Owned Stock........................6
               (c)      Conversion of the Stock; Escrow Shares...............................6
               (d)      Adjustment of Exchange Ratio or Allocation...........................7
               (e)      Fractional Shares....................................................7
               (f)      Dissenting Shares; Dissenting Shareholders...........................7
        2.4    Issuance and Exchange of Certificates.........................................7
               (a)      FIC to Make Common Stock Available...................................7
               (b)      Exchange Procedures..................................................7
               (c)      Affiliates...........................................................8
        2.5    Board of Directors; Officers..................................................8
        2.6    No Further Ownership Rights in Stock..........................................8
        2.7    Tax Treatment.................................................................8
        2.8    Accounting Treatment..........................................................9
        2.9    Assumption of Stock Options...................................................9

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF RMT AND THE SIGNING HOLDERS.................9
        3.1    Organization..................................................................9
        3.2    Capital Structure.............................................................9
        3.3    Equity Investments.......................................................... 10
        3.4    Authority................................................................... 10
        3.5    Financial Statements........................................................ 12
        3.6    Business Changes............................................................ 12
        3.7    Properties.................................................................. 14
        3.8    Accounts Receivable......................................................... 16
        3.9    Taxes....................................................................... 16
        3.10   Employees................................................................... 16
        3.11   Compliance with Law......................................................... 17
        3.12   [Reserved].................................................................. 18
        3.13   Litigation.................................................................. 18
        3.14   Contracts................................................................... 18
        3.15   No Default.................................................................. 19
        3.16   Customers................................................................... 19
        3.17   Proprietary Rights.......................................................... 19
        3.18   Insurance................................................................... 22
        3.19   Bank Accounts............................................................... 22
        3.20   Brokers or Finders.......................................................... 22
        3.21   Certain Advances............................................................ 22

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

        3.22   Related Parties............................................................. 23
        3.23   Employee Benefit Plans; ERISA............................................... 23
        3.24   Customers and Other Relationships........................................... 24
        3.25   Underlying Documents........................................................ 24
        3.26   Full Disclosure............................................................. 24

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF FIC....................................... 25
        4.1    Organization................................................................ 25
        4.2    Acquisition Corporation Capital Structure................................... 25
        4.3    Authority................................................................... 25
        4.4    Capital Structure........................................................... 26
        4.5    SEC Documents............................................................... 27
        4.6    Information Supplied........................................................ 27
        4.7    No Conflict................................................................. 27
        4.8    Shares of Common Stock...................................................... 28
        4.9    Brokers or Finders.......................................................... 28

ARTICLE 5      COVENANTS RELATING TO CONDUCT OF BUSINESS................................... 28
        5.1    Ordinary Course............................................................. 28
        5.2    Dividends; Changes in Stock................................................. 28
        5.3    Issuance of Securities...................................................... 28
        5.4    Governing Documents......................................................... 28
        5.5    No Other Bids or Contacts................................................... 29
        5.6    No Acquisitions............................................................. 29
        5.7    No Dispositions............................................................. 29
        5.8    Indebtedness................................................................ 30
        5.9    Benefit Plans, Etc.......................................................... 30
        5.10   Business Relations.......................................................... 30
        5.11   Other Actions............................................................... 30
        5.12   Advice of Changes; Government Filings....................................... 31
        5.13   Accounting Methods.......................................................... 31
        5.14   Intellectual Property Matters............................................... 31

ARTICLE 6      ADDITIONAL AGREEMENTS....................................................... 32
        6.1    Access to Information....................................................... 32
        6.2    Legal Conditions to the Merger and Related Transactions..................... 32
        6.3    Communications; Confidentiality............................................. 32
        6.4    Update to Disclosures....................................................... 33
        6.5    Certain Notifications....................................................... 33
        6.6    Treatment of Plans, Agreements and Options.................................. 33
        6.7    [Reserved].................................................................. 33
        6.8    [Reserved].................................................................. 33
        6.9    Agreements by Affiliated Stockholders....................................... 33
        6.10   Options..................................................................... 34
               (a)      Assumption......................................................... 34
               (b)      Qualification as ISOs.............................................. 34
               (c)      Registration....................................................... 34
               (d)      Option Documents................................................... 34
        6.11   Senior Management Participation............................................. 35
        6.12   Employees................................................................... 35

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

        6.13   Employee Option Grants; Retention Bonuses................................... 35
        6.14   Good Faith.................................................................. 36
        6.15   Treatment of Merger as Qualifying Reorganization............................ 36
        6.16   State Statutes.............................................................. 36

ARTICLE 7      CONDITIONS PRECEDENT........................................................ 36
        7.1    Conditions to Obligations of FIC, Acquisition Corporation and RMT........... 36
               (a)      Government Approvals............................................... 36
               (b)      Third-Party Approvals.............................................. 36
               (c)      FTC or Antitrust Division Actions.................................. 36
               (d)      Legal Action....................................................... 37
               (e)      Statutes........................................................... 37
               (f)      RMT Shareholder Approval........................................... 37
               (g)      Dissenting Shares.................................................. 37
               (h)      Registration Rights Agreement...................................... 37
               (i)      Tax-Free Reorganization............................................ 37
               (j)      Escrow Agreement................................................... 37
        7.2    Conditions to Obligations of FIC and Acquisition Corporation................ 37
               (a)      Representations and Warranties..................................... 37
               (b)      Performance of Obligations of RMT.................................. 38
               (c)      Agreements Regarding Equity Securities............................. 38
               (d)      Opinion of RMT's Counsel........................................... 38
               (e)      No Material Adverse Change......................................... 38
               (f)      Change in Laws or Regulations...................................... 38
               (g)      Employment Agreements.............................................. 38
               (h)      Non-Compete Agreements............................................. 38
               (i)      Affiliate Agreements............................................... 38
               (j)      Resignations....................................................... 38
               (k)      Satisfactory Completion of Review.................................. 39
               (l)      Pooling of Interests Accounting Treatment.......................... 39
               (m)      Good Standing Certificate.......................................... 39
               (n)      Fairness Opinion................................................... 39
               (o)      Escrow Agreement................................................... 39
               (p)      Software Alliance Note and Lien.................................... 39
        7.3    Conditions to Obligations of RMT............................................ 39
               (a)      Representations and Warranties..................................... 39
               (b)      Performance of Obligations of FIC and Acquisition Corporation...... 39
               (c)      Opinion of FIC's Counsel........................................... 39
               (d)      No FIC Charter Amendment or Change in Control...................... 39
               (e)      Escrow Agreement................................................... 39

ARTICLE 8      CLOSING..................................................................... 40
        8.1    Closing Date................................................................ 40
        8.2    Filing Date................................................................. 40
        8.3    Best Efforts................................................................ 41

ARTICLE 9      INDEMNIFICATION AND ESCROW.................................................. 41
        9.1    Survival of Representations and Warranties.................................. 41

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        9.2    Indemnification by RMT and the Signing Holders.............................. 41
        9.3    Escrow Fund................................................................. 43
        9.4    Indemnification Procedure................................................... 43

ARTICLE 10     PAYMENT OF EXPENSES......................................................... 44

ARTICLE 11     TERMINATION, AMENDMENT AND WAIVER........................................... 45
        11.1   Termination................................................................. 45
        11.2   Effect of Termination....................................................... 45
        11.3   Amendment................................................................... 46
        11.4   Extension; Waiver........................................................... 46

ARTICLE 12     GENERAL..................................................................... 46
        12.1   Notices..................................................................... 46
        12.2   Headings.................................................................... 47
        12.3   Counterparts................................................................ 47
        12.4   Binding Effect; Parties in Interest......................................... 47
        12.5   Entire Agreement; Assignment................................................ 47
        12.6   Schedules and Exhibits...................................................... 48
        12.7   Applicable Law.............................................................. 48
        12.8   Severability................................................................ 48
        12.9   Remedies Cumulative......................................................... 48
        12.10  Specific Performance........................................................ 48
        12.11  Best Efforts; Further Assurances............................................ 48

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Exhibit A              Agreement of Merger
Exhibit B              Articles of Incorporation
Exhibit C              Bylaws
Exhibit D              Form of Affiliate Agreement
Exhibit E              Employment Agreement - David LaCross
Exhibit F              Employment Agreement - Jefferson Braswell
Exhibit G              Employment Agreement - Jeffrey Dandridge
Exhibit H              Form of Noncompete Agreement
Exhibit I              Form of Opinion of Whitehead & Porter LLP
Exhibit J              Form of Opinion of General Counsel of FICO
Exhibit K              Form of Registration Rights Agreement
Exhibit L              Escrow Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), made and entered into as of June 12, 1997, by and among FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation ("FIC"), FIC ACQUISITION CORPORATION, a California corporation and wholly owned subsidiary of FIC ("Acquisition Corporation"), RISK MANAGEMENT TECHNOLOGIES, a California corporation ("RMT"), and the shareholders and optionholders of RMT listed on the signature pages hereto (collectively, the "Signing Holders"),

                              W I T N E S S E T H:

         WHEREAS, subject to the terms and conditions of this Agreement, on the date provided for in Article 8 hereof (the "Closing Date"), Acquisition Corporation and RMT shall execute three copies of the Agreement of Merger (the "Agreement of Merger") in substantially the form attached hereto as Exhibit A, which provide for the merger (the "Merger") of Acquisition Corporation into RMT at the Effective Time (as defined in Section 2.1 hereof); and

         WHEREAS, the Merger is intended to qualify as a "reorganization" under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, following the Merger in accordance with the terms of this Agreement, RMT shall be a wholly owned subsidiary of FIC and all shares of Common Stock, no par value per share, of RMT ("RMT Common") issued and outstanding will be converted into shares of Common Stock, $0.01 par value per share, of FIC ("FIC Common") in accordance with this Agreement; and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger and the transactions related thereto:

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, FIC, RMT and the Signing Holders agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified:

         "Acquisition Corporation Common" shall mean the Common Stock, no par value per share, of Acquisition Corporation.

         "Acquisition Transaction" is defined in Section 5.5.

         "Affiliate" is defined in Section 6.9.

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

         "Antitrust   Division"  shall  mean  the  Antitrust   Division  of  the
Department of Justice.

         "Agreement of Merger" is defined in the first recital hereof.

         "Benefit Arrangements" is defined in Section 3.23(d).

         "Closing" and "Closing Date" are defined in Section 8.1.

         The "Closing Stock Price" shall mean $39.8375.

         "Code" is defined in the second recital hereof.

         "Consents" is defined in Section 3.4.

         The terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

         "Dissenting Share" and "Dissenting Shareholder" are defined in Section 2.3(f).

         "Effective Time" is defined in Section 2.1.

         "Employee Plans" is defined in Section 3.23(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" is defined in Section 3.23(b).

         "Escrow Agent" is defined in Section 9.3(a).

         "Escrow Agreement" and "Escrow Fund" are defined in Section 9.3.

         "Escrow Shares" is defined in Section 2.3(c).

         "Exchange Ratio" is defined in Section 2.3(c).

         "FIC Common" is defined in the third recital hereof.

         "FIC Indemnitees" is defined in Section 9.2.

         "FIC Options" is defined in Section 4.4.

         "FIC Preferred Stock" is defined in Section 4.4.

         "FIC SEC Documents" is defined in Section 4.5.

         "Filing Date" is defined in Section 8.2.

         "Filing Fees" is defined in Article 10.

         "FTC" shall mean the Federal Trade Commission.

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

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Governmental Entity" is defined in Section 3.4.

         "Hazardous Substances" shall mean any pollutant, contaminant, material, substance or waste regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment, including but not limited to "hazardous substances" as defined under the Federal Comprehensive Environmental Responsibility, Cleanup and Liability Act of 1980 or any "hazardous wastes" as defined under the Federal Resource Conservation Recovery Act of 1976.

         "Holders" is defined in Section 2.3(c).

         "Holders' Representatives" shall mean David LaCross and Thomas Loo, Esq. or such successor to each of them as may be agreed upon by a majority in interest of the other Holders (as defined in Section 2.3(c) hereof) and identified to FIC by such Holders in writing.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnifiable Damages" is defined in Section 9.2.

         "Indemnitee" and "Indemnitor" are defined in Section 9.4.

         "Intellectual Property Disclosure Schedule" shall mean Schedule 3.17 hereto.

         "ISO"  shall mean an  "incentive  stock  option"  within the meaning of section 422 of the Code.

         "Merger" is defined in the first recital hereof.

         "Merger Shares" is defined in Section 2.3(c).

         "NYSE" shall mean, in the context of references to stock prices, the New York Stock Exchange Composite Transactions Tape, and in other contexts, the New York Stock Exchange.

         "Option Plans" is defined in Section 6.10.

         The term "patent" shall mean any and all patents and patent applications, including any divisions, substitutions, continuations, continuations-in-part, reissues, reexaminations, or extensions thereof, and all corresponding foreign patents and patent applications filed or issued in any country which are based upon or derived from such patents or patent applications.

         "Permits" is defined in Section 3.11.

         A "Principal Optionholder" shall mean any holder of Vested Options to purchase more than 50,000 shares of RMT Common immediately prior to the Closing.

         "Proprietary Rights" is defined in Section 3.17(b).

         "Purchase Price" shall mean forty-six million dollars ($46,000,000).

         "RMT Balance Sheet" is defined in Section 3.5.

         "RMT Common" is defined in the third recital hereof.

         "RMT Financial  Statements" and "RMT Balance Sheet Date" are defined in
Section 3.5.

         "RMT Indemnitors" is defined in Section 9.2.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock" is defined in Section 2.3(c).

         "Subject Optionholders" is defined in Section 6.6.

         "Subject Options" is defined in Section 6.6.

         "Subsidiary" of a specified entity means a corporation whose voting securities are owned directly or indirectly by the specified entity in such amounts as are sufficient to elect at least a majority of the Board of Directors.

         "Surviving Corporation" is defined in Section 2.2.

         The term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, goods and services, occupancy and other taxes, duties, imposts or assessments or any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. The term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         "Underlying Shares" is defined in Section 2.3(c).

         "Vested Options" shall mean the options to purchase RMT Common that had fully vested (in accordance with the terms thereof and as disclosed to FIC in Schedule 3.2 hereto) immediately prior to the Effective Time.

         1.2 Other Definitions. A representation or warranty made by Software Alliance LLC or Leland Prussia concerning matters "to the knowledge" (or similar phrase) of Software Alliance LLC or Leland Prussia shall be deemed to refer to the actual knowledge of the members and officers of Software Alliance LLC and of Leland Prussia, respectively, without any requirement that such persons conduct an independent investigation into such matter. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                    ARTICLE 2

                       THE MERGER AND RELATED TRANSACTIONS

         2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as defined in Article 8 of this Agreement), the Agreement of Merger in substantially the form attached hereto as Exhibit A shall be duly prepared, executed and acknowledged by RMT and Acquisition Corporation and thereafter delivered to the Secretary of State of the State of California for filing in accordance with the California General Corporation Law. The Merger shall become effective upon the later to occur of the acceptance of such filing by the Secretary of State of the State of California or such time thereafter as is provided by the Agreement of Merger (the "Effective Time").

         2.2 Effects of the Merger. At the Effective Time, (a) the separate existence of Acquisition Corporation shall cease and Acquisition Corporation shall be merged with and into RMT as the surviving corporation (the "Surviving Corporation"); (b) the Articles of Incorporation of RMT, in the form attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation; (c) the Bylaws of RMT, in the form attached hereto as Exhibit C, shall be the Bylaws of the Surviving Corporation; (d) the directors of the Surviving Corporation shall be as set forth in Section 2.5 herein; (e) the officers of the Surviving Corporation shall be as set forth in Section 2.5 herein; and (f) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

         2.3 Effect of Merger on Capital Stock and Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of RMT Common or any options to purchase shares of RMT Common:

         (a) Capital Stock of Acquisition Corporation. All issued and outstanding shares of capital stock of Acquisition Corporation shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the
Surviving Corporation. Each stock certificate of Acquisition Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (b) Cancellation of RMT-Owned and FIC-Owned Stock. All shares of RMT Common, if any, that are owned directly or indirectly by RMT, and all shares of RMT Common, if any, that are owned directly or indirectly by FIC or any of its Subsidiaries, shall be canceled, and no stock of FIC or other consideration shall be delivered in exchange therefor.

         (c) Conversion of the Stock; Escrow Shares. Except for shares to be canceled pursuant to Section 2.3(b) hereof, fractional shares as provided in
Section 2.3(e) and Dissenting Shares as provided in Section 2.3(f), and subject to adjustment pursuant to Section 2.3(d), the shares of RMT Common issued and outstanding immediately prior to the Effective Time (all shares not so excepted, the "Stock"), shall cease to be outstanding and shall be converted by virtue of the Merger and without any action on the part of the holders thereof (collectively, the "Holders") into shares of FIC Common (collectively, the "Merger Shares") as provided below.

         The aggregate number of Merger Shares shall equal the Exchange Ratio multiplied by the number of shares of RMT Common outstanding immediately prior to the Effective Time. The Exchange Ratio shall equal the quotient obtained by dividing (i) the quotient obtained by dividing (a) the sum of the Purchase Price plus the aggregate exercise price of the Vested Options by (b) the Closing Stock Price by (ii) the sum of the number of outstanding RMT Common shares immediately prior to the Effective Time plus the number of shares of RMT Common for which the Vested Options are exercisable immediately prior to the Effective Time, rounded to the nearest one-hundred thousandth (or if there shall not be a nearest one-hundred thousandth, to the next highest one-hundred thousandth).

         Of the Merger Shares, one hundred fifteen thousand four hundred sixty-nine (115,469) (the "Escrow Shares") shall be issued in accordance with the terms of the Escrow Agreement in the names of the Holders, but shall be delivered at the Effective Time to the Escrow Agent to be held and distributed in accordance with the provisions of Article 9 hereof. Additional shares of FIC Common issued after the Effective Time upon exercise of Subject Options which are deposited into escrow pursuant to the Escrow Agreement shall thereafter constitute a portion of the Escrow Shares. As provided in the Escrow Agreement, Subject Options shall be at risk of forfeiture in the event of the satisfaction of indemnification claims from the escrow.

         (d) Adjustment of Exchange Ratio or Allocation. If, between the date of this Agreement and the Effective Time, the outstanding shares of FIC Common or RMT Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the number of shares of FIC Common to be delivered pursuant to this Agreement shall be correspondingly adjusted.

         (e) Fractional Shares. No fractional shares of FIC Common shall be issued, but in lieu thereof each Holder who would otherwise be entitled to receive a fraction of a share of FIC Common (after aggregating all fractional shares of FIC Common to be received by such Holder) shall receive from FIC an amount of cash (rounded up to the nearest whole cent) equal to the product of
(i) the fraction of a share of FIC Common to which such Holder would otherwise be entitled, times (ii) the Closing Stock Price.

         (f) Dissenting Shares; Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, no share of RMT Common, the holder of which (a "Dissenting Shareholder") has properly exercised and perfected appraisal rights under section 1300 of the California Corporations Code (a "Dissenting Share"), shall be converted into the right to receive any Merger Shares, but such Dissenting Shareholder shall be entitled to receive such consideration as shall be determined pursuant to section 1300 of the California Corporations Code with respect to such Dissenting Share; provided that if any such Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or otherwise lost his, her or its rights to dissent to the Merger under the California Corporations Code, each of such Dissenting Shareholder's Dissenting Shares shall thereupon be deemed to have been converted into the number of Merger Shares applicable thereto as if such Dissenting Share had not been a Dissenting Share at the Effective Time, without any interest thereon, and such share shall no longer be a Dissenting Share.

         2.4  Issuance and Exchange of Certificates.

         (a) FIC to Make Common Stock Available. Promptly after the Effective Time, FIC shall make available for exchange in accordance with this Agreement, through such reasonable procedures as FIC may adopt, the shares of FIC Common issuable to the Holders pursuant to

Section 2.3(c) in exchange for the Stock. In no event shall FIC make any payment in excess of the number of shares of FIC Common specified in Section 2.3.

         (b) Exchange Procedures. As soon as practicable after the Effective Time, FIC shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of RMT Common (collectively, the "Certificates") whose shares are being converted into FIC Common pursuant to Section 2.3, instructions for use in effecting the surrender of the Certificates in exchange for FIC Common. Upon surrender of a Certificate for cancellation to FIC, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing the number of shares of FIC Common and payments in lieu of fractional shares to which such Holder is entitled pursuant to Section 2.3 and is represented by the Certificate so surrendered. The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of RMT Common which is not registered in the transfer records of RMT, the stock certificates representing shares of FIC Common may be delivered to a transferee if the Certificate representing the right to receive such FIC Common is presented to FIC and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. FIC shall follow the same procedure with respect to lost, stolen or mutilated RMT
Certificates as it follows with respect to lost, stolen or mutilated FIC certificates. Unless and until any such Certificate shall be so surrendered, or such procedures respecting lost, stolen or mutilated Certificates are followed, the holders of the Certificate shall not be entitled to receive certificates for the FIC Common or cash for any fractional share of FIC Common and any dividends paid or other distributions made to holders of record of FIC Common after the Effective Time shall be paid to and retained by FIC and paid over to such holder when such Certificate is surrendered or such procedures are implemented in accordance with this Section 2.4(b).

         (c) Affiliates. Notwithstanding anything herein to the contrary, Certificates formerly representing the Stock surrendered for exchange for FIC Common by any "affiliate" (as determined pursuant to Section 6.9) of RMT shall not be exchanged for certificates representing FIC Common until FIC has received a written Affiliate Agreement from such person as provided in Section 6.9 hereof.

         2.5  Board of Directors; Officers.  Upon the Effective Time:

         (a) The directors and officers of the Surviving Corporation shall be as named in the Agreement of Merger and each shall remain a director or officer from the Effective Time until his or her successor shall have been elected or appointed and shall qualify, or as otherwise provided in the Bylaws of the Surviving Corporation.

         (b) If at the Effective Time a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation.

         2.6 No Further Ownership Rights in Stock. All FIC Common delivered upon the surrender for exchange of shares of RMT Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of RMT Common which were outstanding immediately prior to the Effective Time.

         2.7  Tax   Treatment.   The  parties   intend  that  the   transactions
contemplated hereby will be a reorganization within the meaning of section 368 of the Code.

         2.8 Accounting Treatment. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes.

         2.9 Assumption of Stock Options. At the Effective Time, all options to purchase shares of RMT Common that had not been exercised or expired prior to the Effective Time shall be assumed by FIC and shall thereafter constitute options to purchase shares of FIC Common, in accordance with the provisions of
Section 6.10 hereof.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF RMT
                             AND THE SIGNING HOLDERS

         RMT and each of the Signing Holders represent and warrant to FIC as of the date hereof as follows:

         3.1 Organization. RMT is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on RMT. Radar International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the United States Virgin Islands. Each of RMT and its subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. RMT has delivered or made available to FIC true, complete and correct copies of its and its subsidiary's (a) Articles of Incorporation and Bylaws, as amended to the date hereof, (b) minutes of all meetings of directors, shareholders and Board committees and copies of actions by written consent of the foregoing, all of which are complete and accurate as of the date hereof, (c) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock and all rights to purchase capital stock, and (d) form of stock certificates, option agreements and rights to purchase shares of its capital stock.

         3.2  Capital Structure.

         (a) The authorized capital stock of RMT consists of 10,000,000 shares of RMT Common, of which 2,117,163 are issued and outstanding. The Signing Holders collectively own 2,116,830 of the issued and outstanding shares of RMT Common, and each Signing Holder severally represents and warrants that such holder has good and valid title to his, her or its shares of RMT Common free and clear of all liens, encumbrances, rights of first refusal, restrictions and adverse claims.

         (b) All of the outstanding shares of RMT Common were issued in compliance with applicable federal and state securities laws. All of the outstanding shares of RMT Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, RMT's Articles of Incorporation or Bylaws or any agreement to which RMT is a party or by which it is bound.

         (c) Except as set forth in Schedule 3.2, there are no equity securities of any class of RMT or its subsidiary, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and there are no options, warrants, calls, rights, commitments or agreements of any character to which RMT or its subsidiary is a party or by which it is bound obligating RMT or its subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of RMT or its subsidiary or obligating RMT or its subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (d) Schedule 3.2 contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding RMT Common and the number of shares subject to options, and the holders of outstanding options to purchase RMT Common, including in each case the addresses of such holders.
Schedule 3.2 is complete and accurate on the date hereof and, if required, an updated Schedule 3.2 to be attached hereto will be complete and accurate as of the Closing Date. Schedule 3.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of RMT.

         (e) Schedule 3.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of RMT and its subsidiary.

         (f) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of RMT Common or any shares of capital stock of RMT's subsidiary.

         (g) RMT and each Signing Holder is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons, that affects or relates to the voting or giving of written consent with respect to any outstanding security of RMT, the election of directors, the appointment of officers or other actions of RMT's Board of Directors or the management of RMT.

         3.3 Equity Investments. RMT does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, firm or other entity, other than Radar International, Inc. RMT owns all of the issued and outstanding capital stock of Radar International, Inc., free and clear of all liens, encumbrances, rights of first refusal, restrictions and adverse claims.

         3.4 Authority. RMT has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of RMT and the Holders except that this Agreement and the transactions contemplated hereby are subject to approval by the holders of a majority of the voting power of RMT. This Agreement has been duly executed and delivered by RMT and the Signing Holders and the Agreement of Merger will be duly executed and delivered by RMT, and constitutes or in the case of the Agreement of Merger when executed will constitute valid and binding obligations of RMT and the Signing Holders, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article 7 are satisfied, and except as set forth in
Schedule 3.4, the execution and delivery of this Agreement and the Agreement of Merger do not or will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (a) any provision of the Articles of Incorporation or Bylaws of RMT or (b) any agreement or instrument, permit, franchise, license, judgment or order, applicable to RMT, its subsidiary, the Signing Holders and their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on RMT and its subsidiary.

         Schedule 3.4 sets forth a full and complete list of all necessary consents, waivers and approvals ("Consents") of third parties (other than those described in the following paragraph) applicable to the operations of RMT and its subsidiary and relating to agreements or obligations involving more than $25,000 to be paid by any party thereto within the twelve (12) months following the signing of this Agreement that are required to be obtained by RMT or its subsidiary in connection with the execution and delivery of this Agreement or the Agreement of Merger by RMT and the performance of RMT's obligations hereunder or thereunder. Prior to the Closing Date, RMT will use its best efforts to obtain all such consents.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to RMT or its subsidiary in connection with the execution and delivery of this Agreement or the Agreement of Merger by RMT or the consummation by RMT of the transactions contemplated hereby or thereby, except for (a) the filing of the Agreement of Merger and related certificates with the California Secretary of State, and (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws in connection with the transactions contemplated hereby.

         3.5  Financial Statements.

         (a) RMT has furnished to FIC its audited consolidated statement of operations, statement of stockholders' equity and statement of cash flows for the two (2) fiscal years ended December 31, 1996 and RMT's unaudited consolidated financial statements and balance sheets at and for the four (4) months ended April 30, 1997. RMT shall furnish monthly unaudited unconsolidated financial statements to FIC for each month after April 30, 1997 until the Closing Date. The consolidated balance sheet at December 31, 1996 is hereinafter referred to as the "RMT Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "RMT Financial Statements." The RMT Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis during the periods involved, are and will be in accordance with RMT's books and records, and fairly present or will fairly present the financial position of RMT and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the RMT Financial Statements to normal year-end audit adjustments which will not be material individually and in the aggregate. At the date of the RMT Balance Sheet (the "RMT Balance Sheet Date") and as of the Closing Date, RMT and its subsidiaries had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the

Balance Sheet under GAAP)) not reflected on the RMT Balance Sheet or the accompanying notes thereto or on Schedule 3.5 hereto, except for (i) liabilities incurred in the ordinary course of business since the RMT Balance Sheet Date which are usual and normal in amount and (ii) liabilities incurred in connection with the Merger and the transactions related thereto, and are set forth in
Schedule 3.5 hereto. RMT maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Attached as Schedule 3.5.1 is RMT's budget and business plan for calendar years 1997 and 1998, including RMT's budgeted revenues and expenses on a monthly basis over such period, and RMT's annual budget and business plan for calendar year 1999.

         3.6 Business Changes. Since the RMT Balance Sheet Date, except as otherwise contemplated by this Agreement or set forth in Schedule 3.6, RMT and its subsidiary have conducted their businesses only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of RMT or its subsidiary which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of RMT and its subsidiary.

         (b) Neither RMT nor its subsidiary has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of RMT or its subsidiary.

         (c) Neither RMT nor its subsidiary has incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of $25,000 for any single occurrence, and except for legal and accounting fees incurred in connection with the transactions contemplated by this Agreement (which shall not exceed $75,000).

         (d) Neither RMT nor its subsidiary has paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of $10,000 for any single occurrence.

         (e) Neither RMT nor its subsidiary has declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of RMT or its subsidiary.

         (f) Neither RMT nor its subsidiary has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of RMT or its subsidiary.

         (g) Neither RMT nor its subsidiary has mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business and in any event not in excess of $10,000 for any single item or $50,000 in the aggregate.

         (h) Neither RMT nor its subsidiary has disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $10,000 for any single item or $50,000 in the aggregate.

         (i) Neither RMT nor its subsidiary has purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity.

         (j) Neither RMT nor its subsidiary has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $10,000 for any single item or $50,000 in the aggregate.

         (k) Neither RMT nor its subsidiary has sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.17).

         (l) Neither RMT nor its subsidiary has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on the RMT Balance Sheet Date, adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         (m) Neither RMT nor its subsidiary has effected or agreed to effect any change in its directors, officers or key employees.

         (n) Neither RMT nor its subsidiary has effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws, except as contemplated in this Agreement or the RMT Agreement of Merger.

         (o) Neither RMT nor its subsidiary has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business, and except for transactions, contract or commitments involving less than $5,000 for any single item and less than $25,000 in the aggregate.

         (p) To the best knowledge of RMT and the Signing Holders, no statute has been enacted nor has any rule or regulation been adopted by any state or any federal agency or authority which may have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of RMT and its subsidiary.

         3.7  Properties.

         (a) Neither RMT nor its subsidiary owns any real property. The RMT Balance Sheet reflects all of the real and personal property used by RMT and its subsidiary in its business or otherwise held by RMT and its subsidiary, except for (i) property acquired or disposed of in the ordinary and usual course of the business of RMT since the date of such balance sheet, and (ii) real and personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the RMT Balance Sheet and in Schedule 3.7, RMT has good title to all assets and properties listed on the RMT Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. All of the fixed assets and properties reflected on the RMT Balance Sheet or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by RMT.

         (b) Schedule 3.7 sets forth a full and complete list of all real property leased by RMT or its subsidiary or under option to lease by RMT or its subsidiary. RMT and its subsidiary have no real property under option to purchase. To the knowledge of the Signing Holders and RMT all such property leased by RMT or its subsidiary is held under valid, subsisting and enforceable leases. Except as disclosed in Exhibit 3.7(b) to Schedule 3.7, either any real property leased by RMT or its subsidiary nor the operations of RMT or its subsidiary thereon violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions.

         (c) There are no Hazardous Substances released or discharged by or resulting from the occupancy or operations of RMT or its subsidiaries that are in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by RMT or its subsidiary in which any part of the premises owned, leased or occupied by RMT were at or below ground level, and to the knowledge of RMT and the Signing Holders there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any property at any time owned, leased or occupied by RMT or any of its subsidiaries. Neither RMT nor any of its subsidiaries has disposed of any Hazardous Substances on or about any property at any time owned, leased or occupied by RMT or any of its subsidiaries. RMT has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

         (d) RMT and its subsidiaries have conducted their business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. To the knowledge of RMT and the Signing Holders, there have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or threatened alleging violation by RMT or its subsidiaries of any local, state or federal laws respecting land use, pollution or protection of the environment including, without limitation, laws regulating the use, storage, transportation or disposal of Hazardous Substances. RMT has not received any notice of any investigation, claim or proceeding against RMT or its subsidiaries relating to Hazardous Substances. Neither RMT nor any Signing Holder has any knowledge of any fact or circumstance which could involve RMT or any of its subsidiaries in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon RMT or any of its subsidiaries.

         (e) RMT has provided FIC with a complete list of all permits, consents and approvals which RMT or any of its subsidiaries is required to have under local, state or federal laws respecting land use, pollution or protection of the environment for the construction or occupation of its facilities and the operation of its business. RMT and its subsidiaries have obtained all such permits, consents and approvals and are, and at all times have been, in compliance with every material term and condition thereof. All of the listed permits, consents and approvals are in full force and effect, none have been modified, and there is no proceeding pending which may result in the reversal, rescission, termination, modification or suspension of any such permit, consent or approval.

         (f) RMT and its subsidiaries have kept all records and made all filings required by all applicable local, state and federal laws relating to land use, pollution and protection of the environment with respect to all exposures, emissions, discharges and releases into the environment and the proper use, storage, transportation and disposal of all Hazardous Substances.

         3.8 Accounts Receivable. All of the accounts receivable of RMT and its subsidiaries shown on the RMT Balance Sheet or thereafter arose in the ordinary and usual course of its business. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of RMT which is consistent with past practice and in accordance with GAAP applied on a consistent basis.

         3.9 Taxes. RMT and each of its subsidiaries has prepared in good faith and duly and timely filed (taking into account any extensions of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and accurate. RMT and each of its subsidiaries has paid all Taxes that are shown as due on such filed Tax Returns, or that it is required to withhold from amounts owing to any employee, creditor or third party. There are not pending nor, to the knowledge of RMT or any Signing Holder, threatened any audits, actions, suits, proceedings, investigations, examinations or other proceedings in respect of Taxes or Tax matters relating to RMT or any of its subsidiaries or their respective assets or business. To the knowledge of RMT, there are no unresolved questions or claims concerning the Tax liability of RMT or any of its subsidiaries. RMT and each of its subsidiaries has no liability with respect to Taxes in excess of the amounts accrued in respect thereof and reflected in the RMT Balance Sheet for all periods up to and including the RMT Balance Sheet Date. All Taxes for which RMT or any of its subsidiaries is or will become liable after the RMT Balance Sheet Date and ending on or prior to the Closing Date (whether or not the period ends for Tax purposes on the Closing Date) have been or will be paid when due or adequately reserved against on the books of RMT on or prior to the Closing Date. RMT has never been a member of a consolidated, combined or unitary group. Except as set forth in Schedule 3.9, neither RMT nor any of its subsidiaries is a party to any tax sharing, tax allocation, tax indemnity or other similar agreement. No extension of the statute of limitations for the assessment of Taxes has been granted by RMT and is currently in effect. Neither RMT nor any of its subsidiaries is required to file a Tax Return in any jurisdiction where it does not currently file a Tax Return. Neither RMT nor any of its subsidiaries nor any of their assets or properties are subject to any liens for Taxes, other than liens for property Taxes not yet delinquent and for which adequate reserves have been established. No payments made or to be made to any officers and employees of RMT as a result of or in connection with the Merger will be subject to the deduction limitations under section 280G of the Code.

         3.10  Employees.

         (a) Schedule 3.10 sets forth a full and complete list of all directors, officers, employees or consultants of RMT and its subsidiary as of the date hereof, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, the basis of such compensation, whether fixed or commission or a combination thereof, together with a description of any written or oral employment contracts, commitments, consulting or termination agreements to which RMT or its subsidiary is a party.

         (b) Except as set forth in Schedule 3.10, (i) neither RMT nor its subsidiary has any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of RMT or its subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law, (ii) neither RMT nor its subsidiary has any bonus plan or obligations to pay any bonuses, (iii) there are no amounts (whether currently payable or payable in the future) payable as a result of a change in control of RMT or its subsidiary to which current or former officers, directors or employees of RMT or its subsidiary are entitled or would become entitled after the Merger, and (iv) the consummation of the transactions contemplated by this Agreement will not result in any payment in the nature of severance pay or in any cost or benefit accelerating, becoming due or accruing with respect to any director, officer, employee or consultant of RMT or its subsidiary.

         (c) The employee relations of RMT are good and there is no pending or threatened labor dispute. None of the employees of RMT or its subsidiary is represented by any union or is a party to any collective bargaining arrangement to which RMT or its subsidiary is a party, and to the best knowledge of RMT and the Signing Holders no attempts are being made to organize or unionize any of the RMT employees. To the best knowledge of RMT and the Signing Holders, RMT and its subsidiary have complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment practices, terms and conditions or employment and wages and hours.

         (d) To the best knowledge of RMT and the Signing Holders, no employee of RMT or its subsidiary has been injured in the workplace or in the course of his or her employment, except for injuries that are covered by insurance or for which a claim has been made under worker's compensation or similar laws. Except as disclosed on Schedule 3.10, no employees of RMT or its subsidiary are absent from active employment on account of illness or injury, other than those employees whose absence has lasted less four weeks as of the date hereof.

         (e) To the best knowledge of RMT and the Signing Holders, (i) RMT and its subsidiary have complied in all material respects with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 or its successor ("IRCA"), and (ii) the information and documents upon which RMT and its subsidiary relied to comply with IRCA are true and correct.

         3.11 Compliance with Law. Schedule 3.11 sets forth all material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of RMT which are necessary to the conduct of RMT's business as conducted during the two (2) years prior to the Closing Date ("Permits"). All such Permits are in full force and effect and neither RMT nor its subsidiary is in violation of any Permit except for violations which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of RMT. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of RMT, the business of RMT and its subsidiary has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, employment practices and procedures, the health and safety of employees and export controls.

         3.12  [Reserved].

         3.13 Litigation. Schedule 3.13 sets forth each claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against RMT or its subsidiary, or involving any of their assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on RMT or the Signing Holders), and to the knowledge of the Signing Holders and of RMT none have been threatened. The Signing Holders and RMT have no knowledge of facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of RMT. Neither RMT nor its subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is RMT or its subsidiary in default with respect to any notice, order, writ, injunction or decree.

         3.14 Contracts. Schedule 3.14 sets forth a complete list of each existing oral or written contract and agreement in the following categories to which RMT or its subsidiary is a party, or by which either of them is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $10,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (f) contracts or agreements with any director, officer, employee, consultant or shareholder; (g) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (h) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any shares of capital stock of RMT or its subsidiary; (i) powers of attorney or similar authorizations granted by RMT to third parties; (j) licenses, sublicenses, royalty agreements, development agreements and other contracts or agreements to which RMT or its subsidiary is a party, or otherwise subject, relating to technical assistance, software development or Proprietary Rights as defined below (other than standard "shrinkwrap" licenses of generally available, off-the-shelf software from third parties); (k) any agreement pursuant to which RMT or its subsidiary has granted or may grant in the future, to any party, a source code license or option or other right to use or acquire source code; (l) each contract or agreement providing for payments or rights that are triggered upon a change in control of RMT or its subsidiary; and (m) other material contracts. Except as set forth in
Schedule 3.14 and except for (i) the binding portions of the letter dated April 21, 1997 between RMT and FIC, as amended, and (ii) this Agreement, neither RMT nor its subsidiary has entered into (A) any contract or agreement containing covenants limiting the right of RMT or its subsidiary to compete in any business or with any person or (B) any contract, agreement or arrangement for sale of a significant portion of its stock or assets or for any merger, consolidation or other combination with a third party.

         3.15  No Default.

         (a) Each of the contracts, agreements or other instruments referred to in Section 3.14 of this Agreement is a legal, binding and enforceable obligation by or against RMT (or its subsidiary, as the case may be), subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the knowledge of the Signing Holders and RMT no party with whom RMT or its subsidiary has an agreement or contract is in default thereunder or has breached any terms or provisions thereof.

         (b) Except as disclosed in Schedule 3.14, each of RMT and its subsidiary in all material respects has performed, or is now performing, the obligations of, and neither RMT nor its subsidiary is in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it, its assets or its properties. Except as disclosed in Schedules 3.6, 3.14 or 3.16, no third party has raised any claim, dispute or controversy with respect to any executory contract of RMT or its subsidiary, nor has RMT or its subsidiary received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by RMT or its subsidiary with respect to its obligations under any contract, nor are there any facts which exist indicating that any contract may be totally or partially terminated or suspended by the other parties thereto.

         3.16 Customers. Schedule 3.16 sets forth all customers of RMT from whom more than $50,000 in revenues are expected to be received in the twelve (12) months following the Closing Date indicating revenues for fiscal 1996, first quarter fiscal 1997 and second quarter fiscal 1997 to date, estimated fiscal 1997 revenues and the expiration date of any agreement. Except as disclosed in Schedules 3.6 or 3.16, RMT and the Signing Holders have no knowledge of any circumstances likely to result in termination or failure to renew any customer contract.

         3.17  Proprietary Rights.

         (a) Schedule 3.17 (the "Intellectual Property Disclosure Schedule") sets forth a complete and accurate list of all patents, patent applications, copyrights, trademarks, trade names, service marks or logos owned or used by RMT or its subsidiary or in which they have any rights or licenses, and all applications therefor and registrations and registration applications thereof. Such list specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefor or registration thereof; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application numbers; and (iii) material licenses, sublicenses and similar agreements to which RMT or its subsidiary is a party or pursuant to which any other party is authorized to use, exercise or receive any benefit from any Proprietary Rights (as defined below) of RMT. The Intellectual Property Disclosure Schedule sets forth a complete and accurate description of all agreements of RMT and its subsidiary with each officer, employee or consultant of RMT or its subsidiary providing RMT or its subsidiary with title and ownership to patents, patent applications, trade secrets and inventions developed or used by RMT or its subsidiary in its business, all of which agreements are valid, enforceable and legally binding (subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies).

         (b) Except as disclosed in Schedule 3.7, RMT and its subsidiary own or possess licenses or other rights to use all computer software and hardware, source code, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, logos, trade dress, copyrights, inventions, business and marketing plans, industrial property rights, copy-rights, trademarks, trade names, logos and service marks (and all goodwill associated therewith, including, without limitation, the right to the names "Risk Management Technologies," "RMT Genesis" and "RADAR") and applications therefor, and all technical information, customer lists, management information systems, drawings, designs, processes and quality control data and all similar materials recording or evidencing proprietary expertise or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used or currently proposed to be used in the business of RMT, and the same are sufficient to conduct RMT's business as it has been and is now being conducted or as it is currently proposed by RMT to be conducted. Except as set forth on the Intellectual Property Disclosure Schedule, RMT is the owner of, or has the right to use, all right, title, and interest in and to each of the Proprietary Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use, sell, license, sublicense, assign and dispose, in each case without payment to a third party, all of the Proprietary Rights and the products, processes and materials covered thereby.

         (c) The operations of RMT and its subsidiary as currently and formerly conducted and as planned to be conducted do not conflict with or infringe, and no person or entity has asserted to RMT or its subsidiary that such operations or past operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against RMT or its subsidiary with respect to any Proprietary Rights, and, to the knowledge of RMT and the Signing Holders, none has been threatened against RMT or its subsidiary. To the knowledge of RMT and the Signing Holders, there are no facts or alleged facts which would reasonably serve as a basis for any claim that RMT or its subsidiary does not have the right to use and to transfer the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of RMT and its subsidiary as it has been and is now being conducted. The Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of RMT and its subsidiary, nor is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. Except as disclosed in part (c) of the Intellectual Property Disclosure Schedule, neither RMT, RMT's subsidiary nor any Signing Holder has entered into any agreement (i) granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any such Proprietary Right, or (ii) agreeing to indemnify anyone or any entity for or against any interference, infringement, misappropriation or other conflict with respect to any Proprietary Right.

         (d) The Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which RMT or its subsidiary is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. RMT has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

         (e) All patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by RMT and its subsidiary are valid and enforceable, are currently in compliance with formal legal requirements and are not subject to any maintenance or renewal fees or taxes or actions falling due within ninety (90) days after the date of Closing.

         (f) All fees to maintain RMT's and its subsidiary's rights in the Proprietary Rights, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith, which have been presented for payment, have been paid by RMT or will be paid by RMT before the Closing Date.

         (g) Except as set forth in the Intellectual Property Disclosure Schedule, all disclosures of RMT's and its subsidiary's trade secrets to third parties have been pursuant to non-disclosure agreements pursuant to which the confidentiality and use of such information has been protected. RMT and its subsidiary have taken all other measures it deems reasonable to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to RMT is contingent upon maintenance of the confidentiality thereof.

         (h) RMT and its subsidiary have secured valid written assignments from all consultants, independent contractors and employees who contributed to the creation or development of RMT's Proprietary Rights of all rights to such contributions that RMT does not already own by operation of law.

         (i) Except as set forth in the Intellectual Property Disclosure Schedule, each current and former employee and officer of and consultant to RMT or its subsidiary has executed a written confidentiality agreement and a written assignment of inventions agreement that assign to RMT all rights to any inventions, improvements, discoveries, or information relating to the business conducted or to be conducted by RMT, and all such agreements are in the forms provided to FIC. To the knowledge of RMT and the Signing Holders, no employee or consultant of RMT or its subsidiary is in violation of any term of any employment contract, proprietary information agreement, inventions agreement, non-competition agreement, consulting agreement, or any other contract or agreement relating to the relationship of any such employee with RMT or its subsidiary or any previous employer. To the knowledge of RMT and the Signing Holders, no employee of RMT or its subsidiary has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged to anyone other than RMT or its subsidiary or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than RMT or its subsidiary, as the case may be.

         3.18 Insurance. Schedule 3.18 sets forth a complete list of all policies of insurance to which RMT or its subsidiary is a party or is a beneficiary or named insured. RMT and its subsidiary have in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. Except as disclosed in Schedule 3.18, to the knowledge of RMT and the Signing Holders, there were no claims in excess of $5,000 asserted under any of the insurance policies of RMT or its subsidiary in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation, and medical claims for the period from January 1, 1996 to the date of this Agreement.

         3.19 Bank Accounts. Schedule 3.19 sets forth a true and correct list of the names and addresses of all banks, other institutions and state governmental departments at which RMT and its subsidiary have accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of RMT or its subsidiary. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         3.20 Brokers or Finders. Neither RMT nor any of its officers, directors or employees nor any of RMT's Subsidiaries or any of their officers, directors or employees has engaged any broker or finder or incurred, or will incur directly or indirectly, any liability for any brokerage, agent's or finder's fees or commissions in connection with the transactions contemplated by this Agreement.

         3.21 Certain Advances. Other than as disclosed in the RMT Balance Sheet, there are no receivables of RMT or its subsidiary owing from directors, officers, employees, consultants or shareholders of RMT or of RMT's subsidiary, or owing by any affiliate of any director or officer of RMT or its subsidiary, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $10,000 for any one individual.

         3.22 Related Parties. Except as previously disclosed in writing to FIC or listed on Schedule 3.22, no officer or director of RMT or of RMT's subsidiary, or to the knowledge of RMT and the Signing Holders any affiliate of any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by RMT or its subsidiary or which competes or potentially will compete, directly or indirectly, with RMT or its subsidiary, or (b) a beneficial interest in any contract or agreement to which RMT or its subsidiary is a party or by which RMT or its subsidiary may be bound. For purposes of this Section 3.22, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or on Nasdaq.

         3.23  Employee Benefit Plans; ERISA.

         (a) Schedule 3.23 sets forth each "employee benefit plan," as defined in section 3(3) of ERISA, and all other plans, agreements, or arrangements involving direct or indirect compensation (excluding workers' compensation, unemployment compensation and similar government-mandated programs) currently or previously maintained, contributed to or entered into by RMT or its subsidiary for the benefit of any employee or former employee of RMT or its subsidiary under which RMT or its subsidiary has any present or future obligation or liability (collectively, the "Employee Plans"). Copies of all Employee Plans (and, if applicable, related trust agreements), and all amendments thereto and material written interpretations thereof have been provided to FIC. RMT and its subsidiary have no Employee Plan which, individually or collectively, constitute(s) (i) an "employee pension benefit plan," as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, except as disclosed in Schedule 3.23, or (ii) a "multiemployer plan," as defined in section 3(37) of ERISA.

         (b) No other entity ("ERISA Affiliate") that is a member of a "controlled group of corporations" with or under "common control" with RMT, as defined in section 414(b) or 414(c) of the Code currently or previously maintained, contributed or entered into an employee benefit plan, as defined in section 3(3) of ERISA.

         (c) Each Employee Plan that is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date of this Agreement.

         (d) RMT has furnished to FIC copies or descriptions of each severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by RMT or its subsidiary and (iii) covers any employee or former employee of RMT or its subsidiary or any ERISA Affiliate of RMT or its subsidiary. Such contracts, plans and arrangements as are described in this Section are herein referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial and material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangements.

         (e) Except for continued "COBRA" health coverage required pursuant to Code section 4980B, neither RMT nor its subsidiary is a party to any Employee Plan, Benefit Arrangement or other agreement, contract, arrangement or policy, written or unwritten, that requires RMT or its subsidiary to provide, at any cost to RMT, any health or life insurance coverage to any former employee of RMT or its subsidiary.

         (f) Except as described in Schedule 3.23, neither RMT nor its subsidiary is a party to any contract, instrument, agreement or arrangement with a "disqualified individual" (as defined in section 280G(c) of the Code) that could result in a disallowance of the deduction for any "excess parachute payment" (as defined in section 280G(b)(i) of the Code) or subject any such disqualified individual to the excise tax imposed under section 4999 of the Code.

         (g) Each Employee Plan and Benefit Arrangement complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, and (iii) any other applicable law.

         (h) There is no pending  or, to the  knowledge  of RMT and the  Signing
Holders,  threatened  litigation  relating  to  any  Employee  Plan  or  Benefit
Arrangement. All contributions due under each Employee Plan or Benefit Arrangement have been paid or accrued on the books of RMT.

         3.24 Customers and Other Relationships. To the knowledge of the Signing Holders and RMT, no client or customer of RMT or its subsidiary intends to cancel or refrain from renewing the services provided by RMT or its subsidiary or any contract or arrangement with RMT or its subsidiary, except as disclosed in Schedule 3.6 or Schedule 3.16. With respect to the agreements with Oracle Corporation, Risk Management GmbH, IBM Corporation, Digital Equipment Corporation and Informix Software, Inc., and their respective subsidiaries, listed in Schedule 3.14, to the knowledge of RMT and the Signing Holders, (i) such agreements are enforceable agreements of the respective parties thereto,
(ii) none of such companies or their subsidiaries intends to cancel or refrain from renewing such agreements, (iii) no party to any such agreements has given RMT notice of a breach or default thereunder, and (iv) except as disclosed in
Schedule 3.14, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a breach of any such agreement or requires the consent of any party to such agreement.

         3.25 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to FIC pursuant to this Agreement, if requested by FIC, have been furnished to FIC. All such documents furnished to FIC are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to FIC. The minute books of RMT and its subsidiary contain complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of RMT and its subsidiary, respectively.

         3.26 Full Disclosure. Any information furnished by or on behalf of RMT and the Signing Holders to FIC in writing pursuant to this Agreement as of the date such information is required by this Agreement to be so furnished, and any information contained in the Schedules referred to in this Agreement at any time prior to the Effective Time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF FIC

         Except as contemplated by this Agreement, FIC represents and warrants to RMT and the Signing Holders as of the date hereof as follows:

         4.1 Organization. Each of FIC and Acquisition Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each of FIC and Acquisition Corporation is duly qualified to do business and is in good standing in its state of incorporation and in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of FIC. Each of FIC and Acquisition Corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its respective business.

         4.2 Acquisition Corporation Capital Structure. The authorized capital stock of Acquisition Corporation consists of 1,000 shares of Acquisition Corporation Common. On or before the Closing Date, 1,000 shares of Acquisition Corporation Common will be validly issued and outstanding and will be held by FIC of record and beneficially.

         4.3 Authority. Each of FIC and Acquisition Corporation has all requisite corporate power and authority to enter into this Agreement, the Agreement of Merger and the related agreements contemplated herein and therein and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and (when executed and delivered) the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FIC and will be so authorized by Acquisition Corporation. This Agreement has been duly executed and delivered by FIC and the Agreement of Merger will be duly executed and delivered by FIC and Acquisition Corporation, and constitutes (and in the case of the Agreement of Merger when executed as to Acquisition Corporation will constitute) valid and binding obligations of FIC and Acquisition Corporation, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement and the Agreement of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws of FIC,
(b) any provision of the Articles of Incorporation or Bylaws of Acquisition Corporation or (c) any agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to FIC or Acquisition Corporation or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on FIC and Acquisition Corporation taken as a whole.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to FIC or Acquisition Corporation in connection with the execution and delivery of this Agreement or the Agreement of Merger by FIC and Acquisition Corporation or the consummation by FIC and Acquisition Corporation of the transactions contemplated hereby or thereby, except for (i) filings to be effected in connection with the organization of Acquisition Corporation, (ii) the filing of the Agreement of Merger and related certificates with the California Secretary of State, and appropriate documents with the relevant
Governmental Entities of other states in which Acquisition Corporation is qualified to do business, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws in connection with the transactions set forth herein, (iv) filings required pursuant to the HSR Act and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on FIC and Acquisition Corporation, taken as a whole.

         4.4 Capital Structure. The authorized capital stock of FIC consists of 35,000,000 shares of FIC Common, and 1,000,000 shares of Preferred Stock, $0.01 par value ("FIC Preferred Stock"). At the close of business on June 4, 1997: (i) 12,717,263 shares of FIC Common were issued and outstanding, of which 998,263 were held by FIC's Employee Stock Ownership Plan; (ii) 7,843 shares of FIC
Common were held by FIC as treasury stock; and (iii) 1,614,460 shares of FIC Common were reserved for issuance upon exercise of options (the "FIC Options") under FIC's 1992 Long-term Incentive Plan, 1987 Stock Option Plan and Stock Option Plan for Non-employee Directors, of which options to purchase 1,231,910 shares were outstanding. No shares of FIC Preferred Stock are outstanding.

         Except for the FIC Options and the employee benefit plans set forth above, employment agreements between FIC and certain of its employees, or as otherwise disclosed in Schedule 4.4, there are no options, warrants, calls, rights, commitments or agreements of any character to which FIC is a party or by which it is bound obligating FIC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FIC or obligating FIC to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, and there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of FIC.

         All of the outstanding shares of FIC Common are, and any shares of FIC Common issuable upon exercise of any FIC Option, when issued pursuant to such exercise, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, FIC's Certificate of Incorporation or Bylaws or any agreement to which FIC is a party or by which it is bound.

         4.5 SEC Documents. FIC has made available to the Signing Holders a true and complete copy of FIC's Form 10-K for the year ended September 30, 1996 and Form 10-Q for the three (3) months ended December 31, 1996 and any other statement, report, registration statement or definitive proxy statement filed by FIC with the SEC since January 1, 1997 to the Effective Time (the "FIC SEC Documents"). As of their respective filing dates, FIC has made all necessary SEC filings, the FIC SEC Documents comply or will comply in all material respects with the requirements of the Securities Exchange Act of 1934 or the Securities Act, and none of the FIC SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed FIC SEC Document. Without limiting the foregoing, each of the consolidated balance sheets included in or incorporated by reference into the FIC SEC Documents fairly presented the consolidated financial position of FIC and its subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and cash flows included in or incorporated by reference into the FIC SEC Documents fairly presented the results of operations, stockholders' equity and cash flows of FIC and its subsidiaries for the period set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material and the absence of certain footnote disclosures), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

         4.6 Information Supplied. None of the information supplied or to be supplied by FIC at the date such information is supplied, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.7 No Conflict. The execution and delivery of this Agreement and the Agreement of Merger by FIC and Acquisition Corporation and the performance of their respective obligations hereunder or thereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of FIC, or any contract, agreement or commitment binding upon FIC or any of its assets or properties, other than violations, breaches, conflicts or defaults which individually or in the aggregate would not have a material adverse effect on FIC; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of FIC; and (c) will not to the actual knowledge of FIC conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over FIC or any of its assets or properties.

         4.8 Shares of Common Stock. The Merger Shares will, when issued and delivered to the Holders in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

         4.9 Brokers or Finders. FIC has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement in a manner which will cause RMT or any of the

Signing Holders to incur, directly or indirectly, any liability to such broker or finder for any brokerage or finders' fees or agents commissions or any similar charges.

                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         During the period from the date of this Agreement and continuing until the Closing, RMT agrees to act and to cause its subsidiary to act as follows (except as expressly contemplated by this Agreement or to the extent that FIC shall otherwise consent in writing), and each of the Signing Holders shall agree to use its best efforts to cause RMT to act as follows:

         5.1 Ordinary Course. Each of RMT and its subsidiary shall carry on its business in the usual, regular and ordinary course, including the payment of all Taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, use its best efforts to keep available the services of its present officers and key employees and preserve its relationships with present and potential customers, software developers, system integrators, service providers and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.

         5.2 Dividends; Changes in Stock. Neither RMT nor its subsidiary shall, nor shall either of them propose to, directly or indirectly, (a) make, declare or pay any dividends or other distribution on or in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of RMT or its subsidiary, or
(c) repurchase, redeem or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

         5.3 Issuance of Securities. Neither RMT nor its subsidiary shall issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock.

         5.4  Governing   Documents.   RMT  shall  not  amend  its  Articles  of
Incorporation or Bylaws. RMT's subsidiary shall not amend its charter documents.

         5.5 No Other Bids or Contacts. Neither the Signing Holders nor RMT nor any of any of RMT's directors, officers, employees, affiliates or agents (including investment bankers, attorneys and accountants) will, directly or indirectly, take any of the following actions with any person, entity or group other than FIC and Acquisition Corporation without the prior written consent of
FIC: (i) solicit, initiate, facilitate or encourage, or furnish information with respect to RMT or access to RMT's books, records, personnel or properties in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving RMT or any of its subsidiaries, liquidation or dissolution of RMT, sale or other disposition of any securities of RMT or of all or a substantial portion of the assets of RMT (each, an "Acquisition Transaction"); (ii) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any person, entity or group other than FIC and Acquisition Corporation with respect to any Acquisition Transaction; or (iii) enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring RMT to abandon, terminate or refrain from consummating a transaction with FIC or FIC's affiliates. RMT shall
(a) promptly advise FIC orally and in writing of any such offer, inquiries or proposals of or contacts with respect to any possible Acquisition Transaction, and (b) not accept (nor shall RMT's Board of Directors or any committee thereof recommend) any such proposal or offer without giving FIC five days' prior written notice of the intention of RMT (or such Board or committee) to take such action.

         5.6 No Acquisitions. Neither RMT nor its subsidiary shall (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (a) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to RMT except in the ordinary course of business consistent with prior practice.

         5.7 No Dispositions. Neither RMT nor its subsidiary shall sell, lease, encumber, pledge or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with prior practice and in any event not in excess of $10,000 in the aggregate.

         5.8 Indebtedness. Neither RMT nor its subsidiary shall assume or incur any indebtedness or guarantee any indebtedness, enter into, extend or renew any credit agreement, line of credit or similar arrangement, issue or sell any debt securities or warrants or rights to purchase debt securities, or enter into, extend or renew any lease or any agreement to maintain the financial condition of another person or entity, other than operating leases of personal property entered into in the ordinary course of RMT's business consistent with past practice and which provide for annual payments by RMT of less than $5,000 in any one case and less than $25,000 in the aggregate with respect to all such operating leases.

         5.9 Benefit Plans, Etc. Neither RMT nor its subsidiary shall adopt or amend in any material respect any Employee Plan, Benefit Arrangement or any other agreement with any employee or employees, shall not hire any employees other than as set forth on Schedule 5.9, shall not increase in any manner the compensation or benefits for its employees, grant any stock option, stock appreciation right or other equity-related compensation right, or pay or accrue any benefit not required by existing policies, plans and agreements that are described on Schedule 5.9. Neither RMT nor its subsidiary shall take any action with respect to (a) the grant of any severance pay, termination pay or any payment or right triggered upon a change in control of RMT or (b) any increase of benefits payable under its severance pay, termination pay or change in control arrangements in effect as of the date hereof.

         5.10 Business Relations. Without making any commitment on behalf of or which would be binding upon FIC, each of RMT and its subsidiary will use its best efforts to preserve its business organization, to keep available to FIC the services of present employees, agents and representatives (except those employees terminated for cause or consistent with sound business practices) and to preserve for FIC the goodwill and relationships of software developers, systems integrators, service providers, consultants, suppliers and others with whom business relationships exist.

         5.11 Other Actions. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, neither RMT nor its subsidiary shall, and the Signing Holders shall use their best efforts to cause RMT and its subsidiary not to:

         (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

         (b) Transfer to any person or entity any material rights to the Proprietary Rights, other than pursuant to licenses in the ordinary course of business consistent with past practice;

         (c) Enter into any material agreements (or material amendments thereto) pursuant to which any third party is granted marketing, distribution or similar rights of any type or scope with respect to any products or services of RMT other than in the ordinary course of business consistent with past practice;

         (d) Amend or otherwise modify, except in the ordinary course of business consistent with past practice, or violate the material terms of, any of the agreements set forth or described in the Schedules to this Agreement;

         (e)  Commence any material litigation;

         (f) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

         (g) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the RMT Financial Statements or that arose in the ordinary course of business subsequent to December 31, 1996 or unless payment of such claim, liability or obligation is due in accordance with its terms or expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby not in excess of $50,000;

         (h) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         (i) Take, or agree to take, any of the actions described in this Section or any other action that would prevent RMT from performing or cause RMT not to perform its covenants hereunder, or that would or reasonably would be expected to result in any of its, his or her representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions set forth in Article 7 not being satisfied.

         5.12 Advice of Changes; Government Filings. RMT shall confer on a regular and frequent basis with FIC, report on operational matters and promptly advise FIC orally and in writing of any change or event having, or, insofar as can reasonably be foreseen, could have, a material adverse effect on RMT or which would cause or constitute a material breach of any of the representations, warranties or covenants of RMT contained herein. RMT shall promptly provide FIC (or its counsel) with copies of any filings made by RMT, RMT's subsidiary or any Signing Holder with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

         5.13 Accounting Methods. RMT shall not change its methods of accounting in effect at the RMT Balance Sheet Date, except as required by changes in GAAP as concurred in by RMT's independent auditors. RMT shall notify FIC immediately of any such change and shall provide all details thereof.

         5.14 Intellectual Property Matters. Without limiting the generality of the foregoing agreements, each of RMT and its subsidiary shall use its best efforts to preserve its Proprietary Rights free and clear of any liens, claims or encumbrances and to assert, contest and prosecute any infringement of any issued patent, trademark, service mark, tradename or copyright that is part of the Proprietary Rights or any misappropriation or disclosure of any trade secret, know-how or confidential information that is part of the Proprietary Rights.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1 Access to Information. RMT shall, and shall cause its subsidiary to, afford to FIC and shall cause its independent accountants to afford to FIC, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to RMT's and its subsidiary's properties, books, contracts, commitments and records, and to the audit work papers and other records of RMT's accountants. During such period, RMT shall use reasonable efforts to furnish promptly to FIC all other information concerning the business, properties and personnel of RMT and its subsidiary as FIC may reasonably request.

         6.2 Legal Conditions to the Merger and Related Transactions. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party required to be obtained or made by such party (or by the other party) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the generality of the foregoing, (i) FIC shall cause Acquisition Corporation to take all necessary corporate action required by this Agreement, and (ii) RMT shall obtain its shareholders' written consent in favor of this Agreement and the transactions contemplated hereby as soon as practicable, and the Board of Directors of RMT shall recommend approval of this Agreement and the transactions contemplated hereby to the shareholders of RMT.

         6.3 Communications; Confidentiality. Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between FIC and RMT dated as of April 21, 1997, except to the extent expressly modified hereby. Between the date hereof and the Effective Time, neither RMT, on the one hand, nor FIC, on the other hand, will furnish any communication to its shareholders (other than communications required pursuant to Section 6.2) or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld, and subject to each party's compliance with applicable law. Notwithstanding the foregoing, FIC may make a public announcement concerning the existence of this Agreement following the execution thereof, which announcement shall be mutually agreed upon in advance by FIC and RMT.

         6.4 Update to Disclosures. Without limiting FIC's right to rely on the representations and warranties as of the date of this Agreement, RMT shall provide FIC with updates to the disclosures provided or made available to FIC as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Article 3 true and correct as of the date of this Agreement.

         6.5 Certain Notifications. At all times from the date hereof and prior to the Effective Time, each party shall promptly notify the other parties in writing of the occurrence of any event known to such party which will or is likely to result in the failure to satisfy any of the conditions specified in
Article 7 hereof.

         6.6 Treatment of Plans, Agreements and Options. RMT shall obtain prior to the Closing all necessary consents or releases from holders of options to purchase RMT Common and take all such other lawful action as may be necessary to give effect to the transactions contemplated hereby with respect to such options. Without limiting the generality of the foregoing, RMT shall use its best efforts to obtain prior to the Closing a written agreement (in form satisfactory to FIC) from each of the Principal Optionholders to be bound by the Escrow Agreement and of all of the arrangements relating thereto (including without limitation the appointment of the Holders' Representatives to act for and on behalf of such persons with respect to claims by FIC Indemnitees and other matters relating to the Escrow Fund) and consenting to any amendment of such holders' Vested Options which may be necessary to give full effect to the provisions of the Escrow Agreement with respect to such options. The Principal Optionholders delivering the foregoing written agreements and/or consents in form satisfactory to FIC prior to the Closing are referred to as the "Subject Optionholders." The "Subject Options" means, collectively, those options to purchase FIC Common held by the Subject Optionholders which constituted Vested Options immediately prior to the Closing, and which collectively have a Merger Value (as defined below) equal to ten percent (10%) of the Merger Value of all options to purchase FIC Common which constituted Vested Options immediately prior to the Closing (including those held by persons other than the Subject Optionholders) as of the Effective Time. The Subject Options owned by each individual Subject Optionholder shall be determined on a pro rata basis according to the Merger Value of each such holder's Subject Options in comparison to the collective Merger Value of all Subject Options, as provided in the Escrow Agreement. The "Merger Value" of an option to purchase FIC Common refers to the difference between the per-share exercise price of such option and the Closing Stock Price, multiplied by the number of shares of FIC Common issuable upon exercise of such option.

         6.7  [Reserved].

         6.8  [Reserved].

         6.9 Agreements by Affiliated Stockholders. At least thirty (30) days prior to the Closing Date, RMT shall deliver to FIC a list of names and addresses of those persons who were, in RMT's reasonable judgment, at the record date for its shareholders' meeting or written consent to approve the Merger, "affiliates" of RMT within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145") (each such person, an "Affiliate").

RMT shall provide FIC such information and documents as RMT shall reasonably request for purposes of reviewing such list. RMT shall use all reasonable efforts to deliver or cause to be delivered to FIC, prior to the Closing Date, from each of the Affiliates of RMT identified in the foregoing list, a written Affiliate Agreement in the form attached hereto as Exhibit D. FIC shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any FIC Common to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the FIC Common, consistent with the terms of such agreements.

         6.10  Options.

         (a) Assumption. Consistent with the terms of the documents governing each Option, the Merger will not terminate or accelerate any Option or any right of exercise, vesting or repurchase relating thereto with respect to FIC Common acquired upon exercise of such Option assumed by FIC. Holders of Options will not be entitled to acquire shares of the Surviving Corporation after the Merger. Subject to the provisions of this Section, as of the Effective Time, FIC will assume each Option and all obligations of RMT under the RMT option plans relating to Options (the "Option Plans"). Each Option so assumed by FIC under this Agreement will continue to have, and be subject to, substantially the same terms and conditions set forth in the Option Plans and in the other documents governing such Option immediately prior to the Effective Time, except that (i) such Option will be exercisable for that number of whole shares of FIC Common equal to the product of the number of shares of RMT Common that were purchasable under such Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of FIC Common, and (ii) the per share exercise price for the shares of FIC Common issuable upon exercise of such Option will be equal to the quotient determined by dividing the exercise price per share of RMT Common at which such Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. In addition, by virtue of the Merger, each Subject Option held by the Subject Optionholders shall be amended to the extent set forth in the Escrow Agreement with respect to the depositing into escrow of Escrow Shares issuable upon the exercise of such option and the forfeiture of all or a portion of such option in accordance with the Escrow Agreement upon satisfaction of indemnification claims under the Escrow Agreement. FIC shall establish a Successor Option Plan for the purpose of the administration of the Options assumed by FIC under this Section. The right to receive an assumed Option may not be assigned or transferred in any manner except as permitted by the Successor Option Plan, by operation of law, by will or by the laws of descent. Any attempted assignment in violation of this Section shall be void.

         (b) Qualification as ISOs. It is the intention of the parties that each assumed Option qualify as an ISO to the extent that such Option constituted an ISO immediately prior to the Effective Time. No assumed Option will entitle the holder thereof to any additional benefits within the meaning of section 424(a)(2) of the Code that were not available prior to such assumption.

         (c) Registration. FIC shall file a Registration Statement on Form S-8 as soon as reasonably practicable after the Effective Time, which registration statement shall cover the Successor Option Plan and the shares of FIC Common issuable upon the exercise of the assumed Options that can be registered on a Form S-8, and FIC will use commercially reasonable efforts to cause such FIC shares to be registered under the Securities Act and to maintain such registration in effect until the exercise or termination of all such assumed options.

         (d) Option Documents. As soon as practicable after the Effective Time, FIC shall issue to each holder of an assumed Option a document evidencing the conversion of such option as provided above and any amendment thereto which is contemplated by this Agreement or the Escrow Agreement.

         6.11 Senior Management Participation. It is currently contemplated that the current Chairman and President of RMT will participate in established senior management councils of FIC, such as the Corporate Strategy Council and the Operations Committee, on such terms as may be determined by the FIC Board of Directors or senior management of FIC.

         6.12 Employees. Consistent with FIC's employee benefit plans, all RMT employees who become employees of FIC or a subsidiary of FIC as of the Effective
Time: (a) shall be entitled to participate in FIC's Employee Stock Ownership Plan (ESOP) and pension plan; (b) shall receive the same or reasonably comparable benefits as such RMT employees currently receive, including participation in RMT's 1997 Incentive Plan through December 31, 1997 and including RMT's current paid time off (PTO) policy and 401(k) plan (in each case, as and to the extent disclosed in writing to FIC prior to the date hereof); and (c) to the extent not prohibited by law, shall receive service credit (other than for benefit accrual under a defined benefit pension plan) that includes their employment by RMT prior to the Effective Time. Any such employment of such former RMT employees shall not affect the "at will" employment status of any such employee or limit any right of FIC or its applicable subsidiary to terminate any employee with or without cause following the Effective Time.

         6.13 Employee Option Grants; Retention Bonuses. FIC will, after the Effective Time, (a) grant certain employees of RMT who are employed by FIC or a subsidiary of FIC immediately after the Effective Time, stock options to purchase approximately 100,000 shares of FIC Common, vesting 25% on each anniversary of the grant date; and (b) implement a bonus program for certain such employees, providing for an aggregate of $1.0 million in bonuses vesting approximately twenty-five percent (25%) after twelve (12) months, thirty-five percent (35%) after twenty-four (24) months, and forty percent (40%) after thirty-six (36) months, in each case as previously disclosed in writing to RMT. Such obligations of FIC will be subject to any limitations necessary or advisable in order for the Merger to qualify for pooling-of-interest accounting treatment and as a tax-free reorganization, and to compliance with applicable law.

         6.14 Good Faith. Each party shall act in good faith in an attempt to cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Effective Time its representations and warranties contained in this Agreement.

         6.15 Treatment of Merger as Qualifying Reorganization. RMT and FIC shall (a) treat the Merger as a qualified reorganization under section 368 of the Code, (b) report the Merger and all related transactions consistently therewith, (c) take such actions as may be reasonably required to cause the Merger to be treated as a qualifying reorganization, and (d) take no action which could disqualify the Merger from reorganization status under section 368 of the Code.

         6.16 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, FIC and its Board of Directors or RMT and its Board of Directors, as the case may be, shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         7.1 Conditions to Obligations of FIC, Acquisition Corporation and RMT. The obligations of FIC, Acquisition Corporation and RMT (but no other party to this Agreement) to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by all of FIC, Acquisition Corporation and RMT:

         (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity deemed necessary or appropriate by FIC or RMT for the consummation of the transactions contemplated by this Agreement including, but not limited to, the California Secretary of State and applicable federal or state securities law regulatory bodies, shall have been filed, occurred or been obtained, in each case subject to no term, condition or restriction unacceptable to FIC or RMT. FIC and RMT agree to cooperate with each other to the fullest extent practicable in satisfying all applicable federal and state filing requirements, and in obtaining all applicable federal and state regulatory approvals.

         (b) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of FIC (unless waived by RMT) and RMT (unless waived by FIC) shall have been obtained.

         (c) FTC or Antitrust Division Actions. No action shall have been instituted or authorized to be instituted by the FTC or the Antitrust Division challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

         (d) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of RMT or FIC, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (e) Statutes. There shall not be in effect any statute, rule or regulation which would (i) make the consummation of the Merger illegal, (ii) prohibit FIC's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of RMT, or compel FIC or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of RMT, as a result of the Merger, or (iii) render FIC, RMT or Acquisition Corporation unable to consummate the Merger, except for any waiting period provisions.

         (f) RMT Shareholder  Approval.  The shareholders of RMT shall have duly
approved  this  Agreement,   the  Agreement  of  Merger  and  the   transactions
contemplated hereby and thereby.

         (g) Dissenting Shares. No more than five percent (5%) of the shares of RMT Common Stock shall be Dissenting Shares.

         (h) Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit K shall have been executed and delivered by FIC and the other parties thereto.

         (i)   Tax-Free   Reorganization.   The  Merger   shall  be  a  tax-free
reorganization within the meaning of section 368(a) of the Code.

         (j) Escrow Agreement. The Escrow Agent shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit L.

         7.2 Conditions to Obligations of FIC and Acquisition Corporation. The obligations of FIC and Acquisition Corporation to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived by FIC:

         (a) Representations and Warranties. The representations and warranties of RMT and the Signing Holders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and FIC shall have received a certificate or certificates signed by the chief executive officer and chief financial officer of RMT, and by the Signing Holders, respectively, to such effect.

         (b) Performance of Obligations of RMT. RMT shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and FIC shall have received a certificate signed by the chief executive officer and chief financial officer of RMT to such effect. The Signing Holders shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date and shall have delivered certificates to such effect to FIC.

         (c) Agreements Regarding Equity Securities. Neither RMT nor its subsidiaries shall be bound by any options, warrants, rights or agreements which would entitle any person, other than FIC, to own any capital stock of RMT or any subsidiary of RMT or to receive any payment in respect thereof.

         (d) Opinion of RMT's Counsel. FIC shall have received an opinion dated the Closing Date of Whitehead & Porter LLP, counsel to RMT, in the form of
Exhibit I.

         (e) No Material Adverse Change. Since the date of this Agreement there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of RMT or its subsidiaries which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of RMT.

         (f) Change in Laws or Regulations. Since the date of this Agreement, no statute shall have been enacted and no rule or regulation shall have been adopted by the State of California or any federal agency or authority which has had or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of RMT or its subsidiaries.

         (g) Employment Agreements. FIC and David LaCross, Jefferson Braswell and Jeffrey Dandridge shall have entered into employment agreements substantially in the forms attached hereto as Exhibit E, Exhibit F and Exhibit G, respectively.

         (h) Non-Compete Agreements. David LaCross, Jefferson Braswell and Jeffrey Dandridge shall have entered into non-compete agreements with FIC substantially in the form attached hereto as Exhibit H.

         (i) Affiliate Agreements. The Affiliate Agreements described herein shall have been executed and delivered to FIC.

         (j) Resignations. Each individual who serves as a member of the Board of Directors or as an officer of RMT shall have resigned from the Board of Directors or from such office effective on or prior to the Effective Time.

         (k) Satisfactory Completion of Review. FIC shall have completed its review of the business, books, records, properties and assets of RMT and its subsidiaries and such review shall have been satisfactory to FIC in its sole discretion.

         (l) Pooling of Interests Accounting Treatment. FIC shall have received the opinion of KPMG Peat Marwick, independent accountants, in form and substance satisfactory to FIC and to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with GAAP and all applicable rules, regulations and policies of the SEC. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

         (m) Good Standing Certificate. FIC shall have received certificates of good standing in the State of California, dated as of a recent date, with respect to RMT.

         (n) Fairness Opinion. FIC shall have received from Alliant Partners a written opinion dated not earlier than two (2) days before the Closing Date, stating that the consideration to be paid by FIC in the Merger is fair to FIC from a financial point of view, and such opinion shall not have been withdrawn or modified.

         (o)  Escrow   Agreement.   RMT  and  the   shareholders   and   Subject
Optionholders of RMT, and the Holders' Representatives, shall have executed and delivered the Escrow Agreement in the form of Exhibit L hereto.

         (p) Software Alliance Note and Lien. RMT shall have made arrangements satisfactory to FIC to repay, on or prior to the Closing, all of its indebtedness outstanding to Software Alliance LLC and shall have obtained a written agreement of Software Alliance LLC to release any lien, charge, pledge, security interest or encumbrance on any assets of RMT or its subsidiary in favor of Software Alliance LLC upon such repayment, and written evidence of the foregoing, in form and substance satisfactory to FIC, shall have been delivered to FIC.

         7.3 Conditions to Obligations of RMT. The obligations of RMT to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by RMT:

         (a) Representations and Warranties. The representations and warranties of FIC and Acquisition Corporation set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and RMT and the Signing Holders shall have received a certificate or certificates signed by the chief executive officer or an executive vice president and by the chief financial officer of FIC, and by the chief executive officer, president or vice president and by the chief financial officer of Acquisition Corporation to such effect.

         (b) Performance of Obligations of FIC and Acquisition Corporation. FIC and Acquisition Corporation shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and RMT and the Signing Holders shall have received a certificate or certificates signed by the chief executive officer or executive vice president and by the the chief financial officer of FIC, and by the chief executive officer, president or vice president and by the chief financial officer of Acquisition Corporation, to such effect.

         (c) Opinion of FIC's Counsel. RMT shall have received an opinion dated the Closing Date of Peter L. McCorkell, General Counsel of FIC, in the form of Exhibit J.

         (d) No FIC Charter Amendment or Change in Control. Since the date of this Agreement, FIC shall not have amended its Certificate of Incorporation, and no change in control of FIC resulting in the changed beneficial ownership of more than fifty percent (50%) of the outstanding FIC Common shall have occurred and become effective.

         (e) Escrow Agreement. FIC shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit L.


                                    ARTICLE 8

                                     CLOSING

         8.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the satisfaction of all conditions precedent to the Merger specified in this Agreement (other than the delivery of the documents and other items required by this Agreement to be delivered at the Closing), unless duly waived by the party entitled to satisfaction thereof; provided, however, that if the Closing would otherwise be held on June 25 through June 30, 1997, inclusive, FIC may in its discretion elect by written notice to the other parties hereto to hold the Closing on July 1, 1997. In any event, if the Closing has not occurred on or before July 31, 1997, this Agreement may be terminated as provided in Section 11.1(c). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, at 10:00 a.m. on such date, or at such other time and place as FIC, Acquisition Corporation and RMT may agree upon in writing.

         8.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date fully executed and acknowledged copies of the Agreement of Merger, along with required related certificates of RMT and Acquisition Corporation, meeting the requirements of the California General Corporation Law shall be filed with the California Secretary of State, all in accordance with the provisions of this Agreement (the date on which the later of these filings occurs is referred to as the "Filing Date").

         8.3 Best Efforts. All the parties hereto shall use their respective best efforts to cause the Closing Date and Filing Date to be not later than July 31, 1997.


                                    ARTICLE 9

                           INDEMNIFICATION AND ESCROW

         9.1 Survival of Representations and Warranties. All of RMT's and the Signing Holders' representations and warranties in this Agreement or in any instrument or document delivered pursuant to this Agreement (a) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is four (4) years after the Closing Date, except the representations and warranties contained in Sections 3.2 (Capital Structure), 3.7 (Properties) and 3.11 (Compliance with Law), which shall survive and continue without limitation, and
(b) shall not be affected by any investigation conducted for or on behalf of FIC with respect thereto or any knowledge acquired by FIC or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this Article 9 or the right to any other remedy.

         9.2  Indemnification by RMT and the Signing Holders.

         (a) RMT and the Signing Holders, in each case subject to the limitations set forth herein, severally (but not including RMT after the Closing), agree to defend and indemnify Acquisition Corporation and FIC (and, after the Closing, RMT), and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, "FIC Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (net of any insurance recovery) (in this Section 9.2 and in Section 9.3, collectively, the "Indemnifiable Damages") which any such FIC Indemnitee may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of RMT or the Signing Holders contained in this Agreement or any document, certificate or agreement delivered pursuant hereto, and (ii) any claim by any person or entity relating to or arising out of transactions, events, acts or omissions of or by RMT or any subsidiary of RMT prior to the Effective Time that is not adequately accrued or otherwise reflected on the RMT Balance Sheet and the nature and amount of which is not expressly stated in the Schedules delivered by RMT to FIC and Acquisition Corporation on or prior to the date hereof, other than liabilities incurred after the date of the RMT Balance Sheet in the ordinary course of RMT's business and which are usual and normal in amount (including without limitation and without giving effect to the foregoing exception in this clause (ii) any claim relating to Taxes of RMT or any of its subsidiaries for periods prior to the Closing or relating to the matters described in Schedule 3.9). FIC, RMT and the Signing Holders each acknowledge that such Indemnifiable Damages would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Notwithstanding the generality of the foregoing, the full amount of the Escrow Fund shall be available as partial security for the satisfaction of all Indemnifiable Damages which any FIC Indemnitee may suffer or incur. RMT or the Signing Holders, as the case may be, are hereinafter referred to as the "RMT Indemnitors." Notwithstanding the foregoing, in no event will the aggregate liability of the RMT Indemnitors under this Section 9.2 (but explicitly excluding liability by reason of the inaccuracy or breach of the representations contained in Section 3.2 (Capital Structure) of this Agreement and liability for breaches of covenants that are willful or inaccuracies that constitute actual fraud, which shall not be subject to limitation) exceed four million six hundred thousand dollars ($4,600,000), and then only for the amount by which Indemnifiable Damages recovered or recoverable hereunder cumulatively exceeds fifty thousand dollars ($50,000); provided, however, that for purposes of determining whether the foregoing $50,000 threshold has been exceeded, any materiality limitations expressly stated in the representations, warranties and covenants of RMT and the Signing Holders herein shall not be taken into account.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Acquisition Corporation and FIC and, after the Closing Date, Acquisition Corporation, FIC, Surviving Corporation and the affiliates of any of them shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of RMT and the Signing Holders been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in clause (a) of this Section 9.2 not occurred or been made or incurred. In determining whether RMT or a Signing Holder has breached a covenant, representation or warranty, the knowledge of FIC or Acquisition Corporation prior to the Closing of any inaccuracy in such representation, covenant or warranty shall not be considered and it shall not be a defense to any claim for indemnification hereunder that any FIC Indemnitee knew or should have known prior to the Closing of the facts giving rise to such claim for indemnification. No FIC Indemnitee shall have any express or implied obligation hereunder to inform RMT as to any inaccuracy in any representation, covenant or warranty of RMT or the Signing Holders, which is discovered by any FIC Indemnitee or any of their officers, directors, employees or agents prior to the Closing.

         (c) The RMT Indemnitors waive any right to require FIC or any other FIC Indemnitee to (i) proceed against any person or entity including any other Signing Holder, (ii) proceed against or exhaust any collateral or security or any part thereof, or (iii) pursue any other remedy in its power, and waives any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person. Until any claims which have been asserted have been settled and indefeasibly paid in full, each RMT Indemnitor shall have no right of subrogation and each RMT Indemnitor waives any right to enforce any remedy which any FIC Indemnitee now has or may hereafter have against any other person and waives any benefit or any right to participate in any collateral or security whatsoever now hereafter held by the FIC Indemnitees.

         9.3  Escrow Fund.

         (a) As partial security for the indemnity provided for in Section 9.2 of this Agreement, the Escrow Shares (defined in Section 0(c) hereof) shall be registered in the names of the Holders but shall be deposited (together with assignments in blank executed by the Holders) with First Trust of California, N.A. (or other institution selected by FIC with the reasonable consent of the Holders' Representatives) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in an Escrow Agreement among FIC, the Escrow Agent and the Holders (the "Escrow Agreement") substantially in the form attached hereto as Exhibit L. Subject to the terms of Section 9.3(b) of this Agreement, upon compliance with the terms hereof and the terms of the Escrow Agreement FIC and the other FIC Indemnitees shall be entitled to obtain indemnification from the Escrow Fund for all Indemnifiable

Damages covered by the indemnity provided for in Section 9.2 of this Agreement. From and after the Closing, upon the valid exercise of Subject Options held by the Subject Optionholders as specified in the Escrow Agreement, FIC shall deliver to the Escrow Agent a certificate or certificates issued in the name of such optionholder (or the Escrow Agent under the circumstances specified in the Escrow Agreement) representing additional Escrow Shares, to the extent set forth in the Escrow Agreement. The adoption and approval of this Agreement by RMT's shareholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Holders' Representatives to act for and on behalf of Holders to give and receive notices and communications, to authorize delivery of any shares of FIC Common from the Escrow Fund in satisfaction of claims by FIC Indemnitees, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of such representatives for the accomplishment of the foregoing.

         (b) At any time until the earlier of (i) 11:59 p.m., Pacific time, on the first anniversary of the Closing Date or (ii) the termination of the Escrow Agreement as provided therein, if FIC or any other FIC Indemnitee makes a claim for Indemnifiable Damages and is entitled to indemnification pursuant to Section
9.2 hereof, the Escrow Agent shall, upon compliance with the procedures set forth in the Escrow Agreement, release to FIC or such other FIC Indemnitee, as applicable, such amount from the Escrow Fund which is equal in value to such Indemnifiable Damages. Escrow Shares so released shall be valued as set forth in
Section 2(c) of the Escrow Agreement. Some or all of the amount to be so released may, under the circumstances and on the terms and conditions specified in the Escrow Agreement, be satisfied by the forfeiture of Subject Options in lieu of the release of Escrow Shares. Upon a distribution by the Escrow Agent to FIC or any other FIC Indemnitee pursuant to this Section, the Escrow Fund will be correspondingly reduced.

         9.4 Indemnification Procedure. A party seeking indemnification (the "Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 9.4 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. The Indemnitee agrees to use reasonable efforts to cooperate with the Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.


                                   ARTICLE 10

                               PAYMENT OF EXPENSES

         Except as provided in Section 2.3 or as set forth below, FIC, RMT and the Signing Holders shall each pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel). Notwithstanding the foregoing, (i) FIC and RMT shall share equally all government filing fees paid to any state securities commission and the California Secretary of State (collectively, the "Filing Fees"), and each party shall promptly advance on request or reimburse such party's portion of the Filing Fees; and (ii) FIC shall pay the fees imposed by the Escrow Agent pursuant to the Escrow Agreement.


                                   ARTICLE 11

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Signing Holders:

         (a)  by mutual written consent of the parties hereto; or

         (b) by either FIC, on the one hand, or RMT, on the other hand, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any other party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach; or

         (c) by FIC or RMT if, without fault of the terminating party, the Effective Time shall not have occurred on or before July 31, 1997; or

         (d) by FIC or RMT if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or

         (e) by FIC or RMT if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit FIC's or RMT's ownership or operation of all or a material portion of the business or assets of RMT or FIC, or compel FIC or RMT to dispose of or hold separate all or a material portion of the business or assets of RMT or FIC, as a result of the Merger or (ii) render FIC or RMT unable to consummate the Merger; or

         (f) By FIC,  on or prior to the  Closing  Date in the event that RMT or any Signing Holder supplements or amends the Schedules to this Agreement pursuant to the terms hereof and such supplements and amendments contain disclosures which collectively would or would reasonably be expected to have a material adverse effect on the condition, business, net worth, assets, prospects, properties or operations of RMT; or

         (g) by FIC if any condition to FIC's obligation to complete the Merger has not been satisfied or waived by FIC; or

         (h) by RMT if any condition to RMT's obligations to complete the Merger has not been satisfied or waived by RMT.

         11.2 Effect of Termination. In the event of termination of this Agreement by RMT or FIC as provided in Section 11.1, this Agreement and the Agreement of Merger shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in Section 6.3 and Article 10 and except to the extent that such termination results from the (a) willful breach by a party hereto of any of its representations or warranties, or (b) a breach by a party hereto of its covenants or agreements set forth in this Agreement. The obligations of the parties under the Mutual Nondisclosure Agreement shall survive any termination of this Agreement.

         11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto. After approval of this Agreement and the transactions contemplated hereby by the shareholders of RMT, no amendment hereto shall be made which by law requires the further approval of shareholders without obtaining such further approval.

         11.4 Extension; Waiver. At any time prior to the Effective Time, FIC or RMT, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to FIC, RMT or the Signing Holders contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 12

                                     GENERAL

         12.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by telecopy, or by courier service, as follows:

                  Fair, Isaac and Company, Incorporated
                  120 North Redwood Drive
                  San Rafael, CA 94903
                  Attention:  Peter L. McCorkell, Esq.
                  Fax:  (415) 479-6320
         with a copy to:

                  Pillsbury Madison & Sutro LLP
                  2700 Sand Hill Road
                  Menlo Park, CA 94025
                  Attention:  Jorge Del Calvo, Esq.
                  Fax:  (415) 233-4545

         and to:

                  Risk Management Technologies
                  2150 Shattuck Avenue
                  Berkeley, CA 94704
                  Attention:  Mr. David LaCross
                  Fax: (510) 841-3750

         with a copy to:

                  Whitehead & Porter LLP
                  220 Montgomery Street, Suite 1850
                  San Francisco, CA 94104
                  Attention:  David Whitehead, Esq.
                  Fax:  (415) 788-6521

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         12.2 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         12.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         12.4  Binding Effect; Parties in Interest.

         (a) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         (b) This Agreement shall be binding upon the parties hereto only upon execution by each of FIC, Acquisition Corporation, RMT and the Signing Holders; provided, however, that Section 5.5, Section 6.3 and Section 6.14 shall be immediately binding upon each of FIC, Acquisition Corporation and RMT upon the execution of this Agreement by such parties.

         12.5 Entire Agreement; Assignment. This Agreement along with each of the exhibits and schedules hereto and the Mutual Nondisclosure Agreement dated April 21, 1997 between RMT and FIC (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) may not be assigned by operation of law or otherwise.

         12.6 Schedules and Exhibits. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein. The disclosures in any Schedule must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules hereto (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.7 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

         12.8 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

         12.9 Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of any other right, power or privilege. Without limiting the generality of the foregoing, each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

         12.10 Specific Performance. The parties hereto agree and acknowledge that, in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to obtain specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and to obtain reasonable attorneys' fees. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         12.11 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible. The parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, FIC, Acquisition Corporation and RMT have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Signing Holders have signed this Agreement, all as of the date first above written.

                        FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation


                        By
                               -------------------------------------------------
                        Title
                               -------------------------------------------------



                        FIC ACQUISITION CORPORATION, a California corporation


                        By
                               -------------------------------------------------
                        Title
                               -------------------------------------------------

                        RISK MANAGEMENT TECHNOLOGIES, a California corporation


                        By
                               -------------------------------------------------
                        Title
                               -------------------------------------------------


                        SIGNING HOLDERS:


                               -------------------------------------------------
                                                        David LaCross and
                                                        Kathleen O. LaCross,
                                                        Trustees U/D/T dated
                                                        4/2/97



                               -------------------------------------------------
                                                        Jefferson Braswell


                        SOFTWARE ALLIANCE LLC, a California limited liability company


                        By
                               -------------------------------------------------
                        Print Name:
                        Title:


                               -------------------------------------------------
                                                        Robert Ferguson



                               -------------------------------------------------
                                                        Leland Prussia



                               -------------------------------------------------
                                                        James T. Fan

                               -------------------------------------------------
                                                        Jeffrey Dandridge

                                      -45-